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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

TechTeam Capital Group, L.L.C.
TechTeam Cyntergy, L.L.C.
TechTeam Government Solutions, Inc., (formerly known as Digital Support Corporation) Sytel, Inc.
TechTeam Global NV/SA
TechTeam A.N.E. NV
TechTeam Global Ltd
TechTeam Global AB
TechTeam Global GmbH
S.C. TechTeam Global SRL
TechTeam Akela SRL
TechTeam Asia Pacific (Private) Ltd.
TechTeam SQM AB
TechTEam Global Sp. z. o.o.